UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 10, 2019

American Assets Trust, Inc.

American Assets Trust, L.P.

(Exact name of registrant as specified in its charter)

Maryland (American Assets Trust, Inc.)	001-35030 (American Assets Trust, Inc.)	27-3338708 (American Assets Trust, Inc.)
Maryland (American Assets Trust, L.P.)	333-202342-01 (American Assets Trust, L.P.)	27-3338894 (American Assets Trust, L.P.)
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11455 El Camino Real, Suite 200 San Diego, California 92130	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 350-2600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
American Assets Trust, Inc.	Common Stock, par value $0.01 per share	AAT	New York Stock Exchange
American Assets Trust, L.P.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 10, 2019, American Assets Trust, Inc. (the “Company”), through a subsidiary of the Company’s operating partnership, entered into a definitive purchase and sale agreement (the “Purchase Agreement”) with HSPF La Jolla Commons I Investors LLC, HSPF La Jolla Commons II Investors LLC and HSPF La Jolla Commons III Investors LLC (collectively, the “Seller”), pursuant to which we agreed to acquire La Jolla Commons (the “Property”) from the Seller for a purchase price of $525 million, less a seller credit of approximately $11.5 million.

The Property consists of two office towers, an entitled development parcel and two parking structures, located in the University Town Center submarket of San Diego, California. The Property’s two office towers total approximately 724,000 square feet. One tower, consisting of approximately 421,000 square feet, is 100% leased to a credit-rated tenant, and the other tower, consisting of approximately 303,000 square feet, is approximately 72% leased. In addition, the Property includes a fully entitled development parcel for an approximately 224,000 square foot building.

The Purchase Agreement contains customary representations, warranties and covenants. The representations and warranties contained in the Purchase Agreement were made only for purposes of the transactions contemplated by the Purchase Agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable under securities laws, among other limitations. The representations and warranties were made for purposes of allocating contractual risk between the parties to the Purchase Agreement and should not be relied upon as a disclosure of factual information relating to the Company, the Seller or the transactions described in this Current Report on Form 8-K.

The Company expects closing to occur by the end of the second quarter of 2019, subject to customary closing conditions.

Item 7.01 Regulation FD Disclosure.

On June 10, 2019, the Company issued a press release announcing the acquisition of the Property. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for any purposes, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release issued by American Assets Trust, Inc. on June 10, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Assets Trust, Inc.

	By:	/s/ Adam Wyll
Adam Wyll
Senior Vice President, General Counsel and Secretary

June 10, 2019

American Assets Trust, L.P.

	By:	/s/ Adam Wyll
Adam Wyll
Senior Vice President, General Counsel and Secretary

June 10, 2019